EXHIBIT 21.1
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                                                                          PERCENTAGE OF
                                              JURISDICTION           VOTING SECURITIES OWNED
                                            OF INCORPORATION           BY INNOVATIVE VALVE
NAME OF SUBSIDIARY                          OR ORGANIZATION            TECHNOLOGIES, INC.
The Safe Seal Company, Inc. .................   Texas                          100%
   Harley Industries, Inc. ..................   California
      Valve Repair of South Carolina, Inc....   South Carolina
   The Safe Seal Company (Canada),
      Inc. ..................................   Ontario
   GSV, Inc. ................................   Florida
   Plant Specialties, Inc. ..................   Louisiana


Puget Investments, Inc. .....................   Washington                     100%
      Steam Supply & Rubber Co, Inc.
        (d/b/a Steam Supply).................   Washington
      Flickinger Company (d/b/a
        Flickinger Valve Company)............   Washington

Flickinger Benicia Inc.......................   Washington                     100%

Industrial Controls & Equipment,
      Inc....................................   Pennsylvania                   100%

Valve Actuation & Repair Company, Inc........   West Virginia                  100%

Southern Valve Service, Inc. ................   Alabama                        100%

L.T. Koppl Industries, Inc...................   California                     100%
   Koppl Company.............................   California
   Koppl Company of Arizona..................   Arizona
   Koppl Industrial Systems, Inc.............   California
         Koppl Industrial Systems, Inc.......   Georgia
         Koppl Industrial Systems, Inc.......   Texas

DIVT Acquisition-Delaware, LLC...............   Delaware                       100%

Dalco, LLC, f/k/a DIVT Acquisition, LLC......   Kentucky                       100%
   DIVT Subsidiary, LLC......................   Delaware

Seeley & Jones, Incorporated.................   Connecticut                    100%

Preventive Maintenance, Inc. ................   North Carolina                 100%

Cypress Industries, Inc......................   Illinois                       100%

IPSCO Holding, Inc. .........................   Delaware                       100%
   International Piping Services Company.....   Illinois
         Mid-America Energies Corp...........   Delaware
         IPSCO-Florida, Inc. ................   Florida
   IPSCO (U.K.) Limited......................   United Kingdom
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Plant Maintenance, Inc.......................   Delaware                       100%
   Energy Maintenance, Inc. .................   Missouri
   Production Machine Incorporated...........   Oklahoma

CECORP, Inc. ................................   Delaware                       100%
Boyden, Inc..................................   West Virginia                  100%
Colonial Equipment & Service Co., Inc........   Delaware                       100%
A. Blair Powell Company......................   Delaware                       100%
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